Exhibit 99.1

May 3rd, 2006

CancerVax Stockholders Approve Merger With Micromet

CARLSBAD, CA, May 03, 2006 — CancerVax Corporation (NASDAQ: CNVX), a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment of cancer, announced today that its stockholders approved the previously announced merger with Micromet AG at its annual stockholders meeting held on May 3, 2006. The transaction, which is subject to customary closing conditions, is expected to close on or about May 5, 2006.

At the annual meeting, CancerVax stockholders also approved several proposals related to the merger, including amendments to CancerVax’s charter to increase the authorized shares of common stock, to effect a reverse stock split in the range of 1:2 to 1:4, and to change the name of CancerVax to Micromet, Inc. upon the closing of the merger.

About CancerVax (www.cancervax.com)

CancerVax Corporation is a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer. CancerVax’s leading product candidate is D93, an anti-angiogenic, humanized, monoclonal antibody. CancerVax filed an investigational new drug application for clinical trials of D93 in February 2006.

About Micromet (www.micromet.de)

Micromet AG is a private, Munich, Germany-based biotechnology company with a focus on the development of novel, proprietary antibody-based products for cancer and inflammatory and autoimmune diseases. Two product candidates are currently in clinical trials. MT201, a recombinant human monoclonal antibody, is being evaluated in Phase 2 clinical trials for the treatment of patients with breast cancer and prostate cancer. MT103 is being studied in a Phase 1 clinical trial for the treatment of patients with non-Hodgkin’s lymphoma. The Company has established a drug development platform based on its BiTE™ technology, a unique, antibody-based format that leverages the cytotoxic potential of T cells, the most powerful ‘killer cells’ of the human immune system. Micromet has integrated infrastructure and expertise in drug design and development. The Company has attracted both top-tier life science investors and has established collaborations with MedImmune, Inc. and Serono.

Forward-Looking Statements

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the proposed transaction, the efficacy, safety, and intended utilization of the companies’ respective product candidates, the conduct and results of future clinical trials, and plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that CancerVax and Micromet may not be able to complete the proposed transaction, the risk that CancerVax and Micromet will not obtain approval to market their respective products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in CancerVax’s periodic reports and other filings with the SEC.

Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. CancerVax undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact for CancerVax Corporation:

William R. La Rue

SVP & Chief Financial Officer

1 760-494-4200

http://www.cancervax.com

SOURCE: CancerVax

http://www.cancervax.com